                                                                   EXHIBIT 10.22

                         NORTH POINTE INSURANCE COMPANY
                            GENERAL AGENCY AGREEMENT

      THIS AGREEMENT is made on April 1, 2003, between NORTH POINTE INSURANCE COMPANY, a Michigan insurance corporation, of 28819 Franklin Road, Southfield, MI 48034 ("Company') and INSURANCE BROKERS OF INDIANA INC., of 400 Camby Court, PO Box 190, Greenwood, IN 46142-0190 ("General Agency'), whose Agent Code is 9N187 ("General Agency").

      In consideration of the terms of this document and any Addenda to this document (collectively, "Agreement"), and pursuant to General Agency's request that the Company's underwriting facilities be made available to General Agency for the placement of insurance in INDIANA, the parties agree:

APPOINTMENT AND AUTHORITY

      1. The Company appoints General Agency as its general agent in the state(s) named above, granting it authority and the power to solicit, receive, and endorse insurance on those lines of insurance and classes of risk identified on the attached Commission Addendum, collect premiums, and generally with all powers and authority necessary to conduct a general agency for the Company. General Agency will not delegate this authority to any other person without the Company's express written authorization. This appointment is not exclusive and the Company may appoint general agents and retail agents in the same state(s).

      2. The policies solicited by General Agency or its sub-agents and written by the Company in these lines are referred to in this Agreement as the "Policies." The primary insured under a Policy is a "Policyholder."

      3. General Agency will act on the Company's behalf only pursuant to the authority that this Agreement grants and the underwriting guidelines (including rules, regulations and rate manuals) and other written directives that the Company furnishes to General Agency. The Company may amend these guidelines and directives at any time.

      4. General Agency may market the Company's insurance products both directly to potential Policyholders and through sub-agents, who will be deemed agents of General Agency for purposes of carrying out this Agreement's terms. The Company retains the right to pre-qualify any such sub-agents.

      5. To the extent that this Agreement grants General Agency the authority to write personal lines of insurance, binding authority will be governed by the terms of Binding Authority Addendum signed by the parties. General Agency is not granted authority to bind commercial risks.

      6. General Agency's authority under this Agreement does not include adjustment, compromise or settlement of claims or the waiver of any Policy condition in relation to claims except upon specific authority in writing from the Company. General Agency is not authorized to respond to claims made on a Policy. General Agency will not bind the Company to pay any claim submitted by a Policyholder to the Company, nor represent to a Policyholder that it can respond to a claim.

ACCEPTANCE OF APPOINTMENT

      7. General Agency accepts this appointment, agreeing to perform faithfully its duties to the best of its knowledge, skill, and judgment.

COMMISSIONS

      8. The Company will pay General Agency commissions in accordance with the attached Commission Addendum ("Commissions"). The commissions fully compensate General Agency for its services under this Agreement.

      9. During this Agreement's term and after its cancellation, General Agency will refund to the Company unearned Commissions caused by Policy cancellations or reductions at the same rate at which the Commissions were retained by or paid to General Agency. General Agency will pay any such refund within 10 days after the Company's written notice to General Agency.

      10. The Company may revise this Agreement's Commission rates by giving not less than 60 days written notice to General Agency. Such a change shall not affect Commissions on premiums written before the effective date stated in the written notice.

      11. Uncollectible premiums arising from additional amounts due on any Policy that has been Agent billed as a result of adjustable exposures or audits on policies otherwise may be turned back to the Company for direct collection and General Agency shall not be responsible for such premium provided:

            (a) General Agency has made every reasonable effort to obtain and retain an adequate deposit premium; and

            (b) General Agency has billed for and made at least three attempts (including original billing) to collect the additional premium; and

            (c) General Agency notifies the Company not less than 45 days and no more than 60 days after the month in which General Agency issued the audit endorsement and provides to the Company proof of its three attempts to collect along with proof of two attempts by its subproducer to collect the additional premium due.

      12. No Commission will be paid on items turned over to the Company for collection, unless subsequently collected by General Agency.

PREMIUMS AND ACCOUNTING

      13. General Agency guarantees payment of all monies due to the Company on Policies written under this Agreement that are not Company billed, whether or not collected by General Agency. The Company must specifically authorize in writing any flat cancellations of policies or coverage bound or issued.

      14. Commercial lines Policies will be billed on an Agent-billed basis, as described below. Personal lines Policies will be Company billed under the terms of the Company Billed Policies Addendum signed by the parties.

      15. Premium accounts, as shown in the Company's monthly statements, are due and payable to the Company as rendered. Payment is due in the Company's office 45 days from the end of the statement month. Credit for the payment of premiums reflected in a monthly statement will not be extended for longer than 45 days from the end of the month for which the monthly statement applies. Only the Company may waive the requirement for payment "as rendered," and then in writing in its sole discretion.

      16. If the parties do not agree on the dollar amount owed to Company for a Policy or in total for a monthly account statement, General Agency will pay the full amount stated by Company. Company and General Agency will investigate the matter and attempt to resolve any such discrepancies as quickly as reasonably possible. If they are unable to resolve the discrepancy, the dispute may be submitted to arbitration in accordance with this Agreement's terms.

      17. All premiums, taxes and fees collected by General Agency on the Policies are the Company's property, and will be held by General Agency in a fiduciary capacity in trust for Company until delivered to the Company. The keeping of an account with General Agency on Company's behalf, as a creditor and debtor account, is declared a record memorandum of business transacted, and neither such keeping of account nor alteration in commission amount, nor failure to enforce prompt remittance, compromise, settlement, declaration of balance of account nor suspension or cancellation of this General Agency Agreement shall be held to waive assertion of the fiduciary relationship as to premiums collected by General Agency. General Agency will retain the income from any such funds it holds in trust for the Company. The right of General Agency or any other person to receive Commissions shall at all times be subordinate to the Company's right to offset or apply Commissions, against any indebtedness of General Agency to the Company. This right of offset shall also apply against any liability incurred by the Company to any person by reason of any negligent or unauthorized acts committed by General Agency.

      18. General Agency will maintain a complete record of all transactions involving the Company and the Policyholders, including records of all Policies, endorsements and modifications issued by the Company, billing and accounting transactions and notices of all claims or occurrences representing potential claims. These accounting and underwriting records will be subject to inspection or audit by the Company at any reasonable time during this Agreement's term and for 3 years after its termination.

      19. The Company's policy on checks returned for non-sufficient funds ("NSF") is:

            (a) If a Policyholder makes a down payment on a renewal policy with an NSF check, the Company will flat cancel the Policy. If a Policyholder makes an installment payment on a Policy in effect with an NSF check, the Company will cancel the Policy at the date of earned equity.

            (b) If General Agency makes a down payment or an installment payment on a Policy in effect with an NSF check, the Company will re-deposit the check one time. If the check is returned a second time, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium. Further, if a General Agency makes a payment to the Company with an NSF check, the General Agency's authority under this Agreement will be suspended until the Company is reimbursed the amount of the NSF check plus any related bank charges.

            (c) If a Policyholder makes a premium or other payment on a Policy to General Agency by an NSF check and General Agency has sent an agency check to the Company on that Policy, General Agency must notify the Company about the NSF check in writing within 30 days of the Policy's effective date and send the Company a copy of both sides of the NSF. When the Company receives the notice and the check copy, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium. General Agency must deliver both a timely notice and the check copy in order to be reimbursed from the return premium.

INDEPENDENT CONTRACTOR STATUS

      20. The parties' intent as stated in this Agreement is best served when General Agency is an independent contractor for all purposes. As an independent contractor, General Agency has the right to exercise independent judgment as to time, place and manner of soliciting insurance applications, servicing Policyholders, and otherwise carrying out this Agreement's provisions. Furthermore, General Agency will pay all expenses in connection with its General Agency and has no authority to incur any indebtedness on behalf of Company.

      21. This agency appointment is not exclusive. General Agency is an independent insurance agency. General Agency may represent other insurance companies and the Company may appoint other insurance agents.

NOTIFICATION TO THE COMPANY

      22. General Agency will forward to the Company copies of all binders, policies, certificates, renewals and endorsements issued by General Agency, and will otherwise notify Company of all liability accepted within 10 days following the effective date of the liability or change.

      23. Any risk that General Agency submits to the Company for approval because General Agency does not have the authority to bind or quote that risk by this Agreement or the Company's Underwriting Guide or underwriting program, and which the Company approves for quote, must be reported to the Company the same day that General Agency accepts the potential Policyholder's application.

      24. General Agency will report to the Company all actual and potential claims on a Policy. This report will be made in writing no later than the end of the business day following the day that General Agency receives notice of the claim, regardless of how the notice is obtained or received. General Agency will forward to the Company immediately all proofs of loss, notice-of-claim letters, summons and complaint and other legal papers or documents relating to such a claim.

OWNERSHIP OF EXPIRATIONS

      25. If, upon cancellation of this Agreement, General Agency has promptly accounted for and paid to the Company all premiums and other monies and securities collected or held for or on behalf of Company for which General Agency may be liable, and General Agency is not otherwise in default of this Agreement, then the records of General Agency and the use and control of expirations shall remain the property of General Agency. Otherwise, the right and title to the records and the use and control of ownership of expirations shall be vested in the Company for sale, use or disposal as it deems fit to reduce the amount of indebtedness. To this end, General Agency grants the Company a security interest in the Policies' expirations.

      26. Regardless of who owns control of the expirations, the parties recognize that the Policyholder, who pays the premium, ultimately decides who services and underwrites their insurance. Therefore, despite the language regarding the property rights and the expiration dates of Policies, the decision of the Policyholder reflects the ultimate proprietary interest of expirations.

TERMINATION AND SUSPENSION

      27. This Agreement will terminate if at least one of the following occurs:

            (a) The Company ceases to write insurance in the state(s) identified in the preamble.

            (b) A party gives 60 days' advance written notice to the other, without assigning cause.

            (c) Automatically if any public authority cancels, suspends or declines to renew General Agency's license or Certificate of Authority, written notice of which General Agency must give to the Company by the end of the business day following the date of the act in question.

            (d) Automatically on the effective date of sale, transfer, or merger of General Agency's business, unless the Company has agreed to appoint the successor as its general agent as provided in this Agreement.

            (e) Automatically upon attachment of General Agency's business, records or accounts pursuant to any order of court or regulatory official.

            (f) Automatically if any federal or state insolvency proceeding is started by or against either party, which proceeding is not dismissed within 30 days of its filing.

            (g) Immediately upon either party giving written notice to the other in the event of abandonment, fraud, or gross and willful misconduct on the part of such other party.

            (h) Upon General Agency's default in its payment or performance obligations under this Agreement, in which case the Company may immediately terminate this Agreement without notice and be relieved of any further obligation to the General Agency.

      28. On the occurrence of Items (c) through (h), the Company has the option of immediately suspending all or any part of the authority given to General Agency under this Agreement, instead of terminating the Agreement. The Company will notify General Agent of any such suspension in writing. General Agent's authority under this Agreement then will be subject to the terms of the notice of suspension. The decision to suspend rather than terminate this Agreement is in the Company's sole discretion. The right to exercise this alternative does not effect the Company's right to terminate this Agreement. Suspension is not a pre-requisite for termination.

      29. Any unused policies, certificates, endorsements or binders, and other unused supplied containing the Company's name and/or logo trademark, shall remain the Company's property and shall be accounted for and surrendered by General Agency to Company on demand.

GENERAL AGENCY'S OBLIGATIONS AFTER TERMINATION

      30. If upon this Agreement's termination, General Agency is entitled to the ownership, use and control of expirations, the Company at General Agency's election will continue outstanding insurance in force until the normal expirations of such insurance subject to the following:

            (a) The Company reserves all of its rights to cancel Policies continued in force for non-payment of premium or for underwriting reasons.

            (b) General Agency shall continue to service the outstanding Policies, process non-renewal notices and endorse the Policies.

            (c) With respect only to the servicing of Policies continued in force after the termination of this Agreement, General Agency shall continue to be the Company's recognized representative, subject to all of this Agreement's provisions, except that General Agency shall not, without the Company's prior approval, increase or extend the term or condition of any Policies.

            (d) All premiums are promptly accounted for and paid to the Company by General Agency.

            (e) The Policyholder has the ultimate right to decide who writes their insurance.

INDEMNIFICATION

      31. The Company will indemnify General Agency against liability, including the cost of defense and settlements, imposed by law for damages sustained by Policyholders and caused by the Company's acts or omissions, provided General Agency has not caused or contributed to such liability by any act or omission. General Agency will notify the Company promptly of any claim or suit against General Agency and cooperate and participate with Company in any investigation, settlement or defense of the claim or suit.

      32. General Agency will indemnify the Company for any damages resulting directly or indirectly from General Agency's negligence, acts or omissions, any violations of any insurance law or insurance department regulation and/or breach of General Agency's obligations under this Agreement. The Company will notify General Agency promptly of any claim or suit against the Company and cooperate and participate with General Agency in any investigation, settlement or defense of the claim or suit.

      33. General Agency will maintain the following kinds of insurance in at least the amount indicated and provide proof of such coverage upon request by the Company:

Comprehensive General Liability          $500,000/occurrence
Professional Errors and Omissions        $1,000,000/each claim and in the
                                         aggregate

GENERAL PROVISIONS

      34. The Company shall not be responsible for expenses incurred by General Agency, whether on General Agency or the Company's behalf, unless previously authorized by the Company in writing.

      35. If there is a conflict between this document and any Addendum to this document, the Addendum will govern.

      36. Where local usage or insurance law uses terms such as "producer' or "broker' instead of "agent" this Agreement is to be read so as to substitute the local usage term without other change in the express or implied meaning of its terms.

      37. General Agency shall not broadcast, publish or distribute any advertising materials or other matters, including marks or logos, referring to the Company or to the Company's Policies or contracts of insurance, without first securing written approval from an officer of the Company.

      38. The Company alone may revise this Agreement after it gives General Agency no less than 60 days advance written notice describing the revision and its effective date. In the interest of proper recordation, but not as a condition to the effectiveness of the revision, the parties will confirm in writing and sign any revision of the Agreement.

      39. The Company may immediately discontinue any product line described in this Agreement without liability to General Agency. The discontinuance of any product line will not by itself result in a termination or suspension of this Agreement.

      40. Upon suspension of General Agency's authority or termination of this Agreement, the Company may, at its sole discretion, seek to collect premiums directly from any producing agency or from the insured.

      41. General Agency will notify the Company in writing of its intent to sell, merge or otherwise transfer all or part ownership of its insurance agency or its interest in the Policy expirations. This notice will be given as soon as practicable but not less than 30 days prior to the effective date of any such proposed transaction. At its sole discretion, the Company may assign this Agreement to the successor, enter into a new Agency Agreement with the successor, or terminate this Agreement.

      42. General Agency may not assign this Agreement without the Company's express written consent.

      43. If the Company finds it necessary to perform any duty that this Agreement otherwise imposes on General Agency, or by course of conduct to continue to service the outstanding contracts of insurance, General Agency shall be liable for all of the Company's reasonable resulting costs, including attorney fees.

      44. Any of General Agency's individual stockholders who are also its officers jointly and severally guarantee all of General Agent's payment and performance obligations under this Agreement.

      45. There are no promises, agreements, or understandings between the parties other than those contained in this Agreement. This Agreement supercedes all prior agreements between the parties. This Agreement can only be amended in writing signed by an officer of each party.

      46. Notices under this Agreement shall be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by certified mail, postage prepaid, addressed to a party at its last known address.

      47. General Agency shall comply with all applicable laws or regulations of the state(s) in which it may operate with respect to the procurement and placement of insurance and shall provide the appointing authority in each state with all required filings, affidavits, and reports.

      48. General Agent will collect and to pay all premium taxes or other required taxes or fees relating to any Policy that may become due any taxing authority within the boundaries of any state or commonwealth.

      49. If any dispute or disagreement shall arise in connection with any interpretation of this Agreement, its performance or nonperformance, or the figures or calculations used, the parties shall make every effort to meet informally and settle such dispute in good faith. However, if this fails to resolve the dispute, then the differences shall be submitted for arbitration to three disinterested executive officers of property and casualty insurance companies incorporated in the United States, one to be chosen by Company, one by General Agency, and the third by the two so chosen. A decision of the majority of the three shall in each case be final. The arbitrators shall be required to decide matters submitted to them upon the customs and usages of the business in a spirit of equity rather than of technicalities or legal requirements. Each party shall pay the expense of its own arbitrator and 50% of the expense of the third arbitrator. Unless otherwise agreed by the parties, arbitration shall be conducted in Southfield, Michigan. No arbitration is required with respect to Premiums due the Company and the Company can proceed with civil action without arbitration.

      50. If a conflict exists as to which general agency is authorized to represent an existing or prospective Policyholder with respect to a Policy, the Policyholder's written statement designating their agent and the Company's general agency shall control.

      51. The Company reserves the right to directly cancel any Policy or binder at any time. The Company shall notify General Agency in writing of any such cancellation.

      52. It is the Company's responsibility to notify the insured of Policy expiration and send notice of nonrenewal when the law requires such a notice.

      53. Upon request by the Company, General Agency shall submit to General Agency a financial statement of condition.

      54. Michigan law governs this Agreement. If, however, the insurance law governing the relationship between an insurer and its agent in the state identified in the preamble to this Agreement provides different time periods or otherwise contradicts some term in this Agreement, that state law governs.

      55. Federal and state financial services privacy laws govern how the parties must protect the privacy of current and potential Policyholders' personal nonpublic information. The Company's "Privacy Policy" is attached to this Agreement. The Company, General Agency and all of General Agency's sub-agents will each handle this personal nonpublic information with the standard of care and confidentiality described in the Privacy Policy, and in compliance with applicable law. General Agency and all of General Agency's sub-agents will follow the Privacy Policy in all of its actions on the Company's behalf. When General Agency or one of General Agency's sub-agents acts at the Company's request concerning a current or potential Policyholder, that party will deal only with third parties that comply with these privacy laws in the way in which they handle this personal nonpublic information. Neither General Agency nor any of its sub-agents will share personal nonpublic information about the Company's Policyholders with any third person.

      56. Upon request by the Company, General Agency shall sign a UCC financing statement reflecting the Company's security interest in the expirations.

                                             NORTH POINTE INSURANCE COMPANY

                                             By: /s/ Francis C. Flood
                                                 ------------------------------
Dated: March 24, 2003                        Its: General Counsel

                                             INSURANCE BROKERS OF INDIANA INC.

                                             By: /s/ Richard Pomeroy
                                                 ------------------------------
Dated: 3/27/03                               Its: President

                                             "GUARANTOR(s)"

Dated: 3/27/03                               /s/ Richard Pomeroy
                                                 ------------------------------

Dated: March 27, 2003                        /s/ James R. Leffel
                                                 ------------------------------

                               COMMISSION ADDENDUM

      This Addendum is part of and amends the terms of the GENERAL AGENCY AGREEMENT between NORTH POINTE INSURANCE COMPANY ("Company") and INSURANCE BROKERS OF INDIANA INC., ("General Agency"). Capitalized terms have the same definitions as are found in the General Agency Agreement.

      Unless otherwise determined by the Company on an individual risk basis, the Company will pay General Agency the following Commission rates:

                             RATE
                             ----
Commercial Lines             22.5%
Non-standard Homeowners      22.5%
Vacancy Program              22.5%

      These commissions apply to business developed by General Agency and its subagents. Business produced by the Company's own direct agents is not governed by this Agreement.

                                             NORTH POINTE INSURANCE COMPANY

Dated: March 24, 2003                        By: /s/ Francis C. Flood
                                                 -------------------------------
                                             Its: General Counsel

                                             INSURANCE BROKERS OF INDIANA INC.

                                             By: /s/ Richard Pomeroy
                                                 -------------------------------
Dated: 3/27/03                               Its: President

                           BINDING AUTHORITY ADDENDUM
                              (PERSONAL LINES ONLY)

      This Addendum is part of and amends the terms of the GENERAL AGENCY AGREEMENT between NORTH POINTE INSURANCE COMPANY ("Company") and INSURANCE BROKERS OF INDIANA INC. ("General Agency"). Capitalized terms have the same definitions as are found in the General Agency Agreement.

      1. The Company grants General Agency authority to bind risks in the PERSONAL LINES of insurance business identified in the Agency Agreement.

      2. General Agent's sub-agents are not granted binding authority. The sub-agents will submit applications to the General Agency for binding.

      3. For each risk General Agency binds, it will submit to the Company (a) a copy of the binder issued by General Agency, (b) the prospective Policyholders application for insurance and (c) the premium payment (or down payment if the Policy is to be paid on in installment basis) in the form of an agency check, Policyholders check, agency check or a money order. The Company must receive these materials within 20 business days of the requested effective date for homeowners insurance, and 48 hours of the requested effective date for automobile insurance. Binders received after these time limits will be effective as of the date received in the Company's office.

      4. Where General Agency is binding homeowners insurance, a photograph of the insured property must accompany the binder and the premium payment.

      5. The Company may review, approve, reject, re-rate or quote alternatives to issued binders or applications received from General Agency, at the Company's sole discretion.

      6. The Company will prepare and issue Policies, endorsements and other necessary documents that will be forwarded to General Agency and to sub-agents for delivery to the Policyholder on business accepted by the Company.

      7. The Company may terminate this binding authority at any time upon 30 days written notice to General Agency.

                                             NORTH POINTE INSURANCE  COMPANY

Dated: March 24, 2003                        By: /s/ Francis C. Flood
                                                 -------------------------------
                                             Its: General Counsel

                                             INSURANCE BROKERS OF INDIANA INC.

                                             By: /s/ Richard Pomeroy
                                                 -------------------------------
Dated: 3/27/03                               Its: President

                        COMPANY BILLED POLICIES ADDENDUM

      This Addendum is part of and amends the terms of the GENERAL AGENCY AGREEMENT between NORTH POINTE INSURANCE COMPANY ("Company") and INSURANCE BROKERS OF INDIANA INC. ("General Agency"). Capitalized terms have the same definitions as are found in the General Agency Agreement.

      1. The Company will bill ALL Policyholders for premiums on their Policies on a direct-bill basis.

      2. General Agency's name will be displayed on all Company billings, renewal policies and renewal certificates, in type no smaller than produced by Company's data processing equipment.

      3. The Company will send General Agency copies of all bills, underwriting requests, recommendations, audits, cancellation notices and other written communications that it sends to the insured.

      4. The Company will prepare itemized Commission Statements in accordance with Company records, which will be sent to General Agency on a monthly basis.

      5. The balance due shown in a Commission Statement will be paid to General Agency not later than 30 days following the date the statement was prepared.

      6. Omission of any item(s) from a monthly statement will not relieve either party of the responsibility to account for and pay all amounts due the other, nor will it prejudice the right of either party to collect all such amounts due from the other.

      7. If the Company uses records relating to the Policies, including names of Policyholders and expiration dates, for purposes of soliciting the sale of other insurance products or services, General Agency will be entitled to a reasonable commission or fee, where permitted by law, on any resulting sales.

      8. If this Agreement terminates, provided General Agency is entitled to the Policies' expirations and records pursuant to the General Agency Agreement, the Company will notify all Company billed Policyholders at least 30 days prior to renewal date of its intent not to renew their policies, and will furnish General Agency a record of in-force billed Policies, including expiration dates and policy numbers.

                                             NORTH POINTE INSURANCE COMPANY

Dated: March 24, 2003                        By:/s/ Francis C. Flood
                                                 -------------------------------
                                             Its: General Counsel

                                             INSURANCE BROKERS OF INDIANA INC.

                                             By: /s/ Richard Pomeroy
                                                 -------------------------------
Dated: 3/27/03                               Its: President